Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2020 RESULTS
Oak Brook, IL – February 16, 2021 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter and year ended December 31, 2020.
FINANCIAL RESULTS
For the quarter ended December 31, 2020, the Company reported:
▪Net income attributable to common shareholders of $1.8 million, or $0.01 per diluted share, compared to $16.2 million, or $0.08 per diluted share, for the same period in 2019;
▪Funds from operations (FFO) attributable to common shareholders of $40.5 million, or $0.19 per diluted share, compared to $57.9 million, or $0.27 per diluted share, for the same period in 2019;
▪Operating funds from operations (Operating FFO) attributable to common shareholders of $41.7 million, or $0.20 per diluted share, compared to $58.5 million, or $0.27 per diluted share, for the same period in 2019;
▪Cash collections as of February 8, 2021 of 94.1% of billed fourth quarter base rent, up from an updated 87.6% of billed third quarter base rent; and
▪A $13.6 million decrease in lease income, equating to $0.06 per diluted share, compared to the same period in 2019, primarily driven by the impact on the Company’s business from the novel coronavirus (COVID-19) pandemic during the fourth quarter of 2020. A $2.8 million decrease in straight-line rental income, equating to $0.01 per diluted share, largely driven by the movement of certain additional tenants to the cash basis of accounting, contributed to this decline in lease income.
For the year ended December 31, 2020, the Company reported:
▪Net income attributable to common shareholders of $14.6 million, or $0.07 per diluted share, compared to $32.4 million, or $0.15 per diluted share, for the same period in 2019;
▪FFO attributable to common shareholders of $180.5 million, or $0.85 per diluted share, compared to $219.0 million, or $1.03 per diluted share, for the same period in 2019;
▪Operating FFO attributable to common shareholders of $180.0 million, or $0.84 per diluted share, compared to $229.7 million, or $1.08 per diluted share, for the same period in 2019;
▪Cash collections as of February 8, 2021 of 94.1% of billed fourth quarter base rent, 87.6% of billed third quarter base rent, up from 84.2% previously reported, and 78.0% of billed second quarter base rent, up from 73.6% most recently reported; and
▪A $51.6 million decrease in lease income, equating to $0.24 per diluted share, compared to the same period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic during the second, third and fourth quarters of 2020. A $6.7 million decrease in straight-line rental income, equating to $0.03 per diluted share,
■ Retail Properties of America, Inc.
    T: 800.541.7661
     www.rpai.com    2021 Spring Road, Suite 200
    Oak Brook, IL 60523

largely driven by the movement of certain additional tenants to the cash basis of accounting, contributed to this decline in lease income.
OPERATING RESULTS
For the quarter ended December 31, 2020, the Company’s portfolio results were as follows:
▪11.4% decrease in same store net operating income (NOI) over the comparable period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic;
▪Retail portfolio occupancy: 91.7% at December 31, 2020, down 50 basis points from 92.2% at September 30, 2020 and down 350 basis points from 95.2% at December 31, 2019. Bankruptcy-related move-outs account for 210 basis points of the 350-basis point occupancy decline since December 31, 2019;
▪Retail portfolio percent leased, including leases signed but not commenced: 93.1% at December 31, 2020, down 70 basis points from 93.8% at September 30, 2020 and down 310 basis points from 96.2% at December 31, 2019. Bankruptcy-related move-outs account for 210 basis points of the 310-basis point decline in retail portfolio percent leased since December 31, 2019;
▪Total retail portfolio annualized base rent (ABR) per occupied square foot of $19.36 at December 31, 2020, down 0.4% from $19.44 ABR per occupied square foot at September 30, 2020 and down 0.8% from $19.52 ABR per occupied square foot at December 31, 2019;
▪748,000 square feet of retail leasing transactions comprised of 118 new and renewal leases;
▪A blended re-leasing spread of positive 3.8%, comprised of comparable cash leasing spreads of positive 3.8% on renewal leases and positive 3.3% on new leases; and
▪Portfolio square footage open: 98% based on gross leasable area (GLA) and 97% based on ABR as of February 12, 2021.
For the year ended December 31, 2020, the Company’s portfolio results were as follows:
▪11.2% decrease in same store NOI over the comparable period in 2019, primarily driven by the impact on the Company’s business from the COVID-19 pandemic during the second, third and fourth quarters of 2020;
▪2,166,000 square feet of retail leasing transactions comprised of 371 new and renewal leases; and
▪A blended re-leasing spread of positive 3.0%, comprised of comparable cash leasing spreads of positive 4.0% on renewal leases and negative (2.8)% on new leases.
“Our team continued to drive incremental operational gains in the fourth quarter as exemplified by our strong leasing results and sequentially higher cash collections,” stated Steve Grimes, chief executive officer. “We enter 2021 holding optimism about our intermediate- and long-term business prospects as well as pragmatism toward the near-term challenges posed by the current backdrop.”
BALANCE SHEET AND CAPITAL MARKETS ACTIVITY
During 2020, as previously announced, the Company engaged in multiple transactions to enhance balance sheet strength and financial flexibility, including:
▪In July, in a reopening, issued an additional $100.0 million aggregate principal amount of its 4.00% senior unsecured notes due 2025;
▪In August, in a new issuance, issued $400.0 million aggregate principal amount of its 4.75% senior unsecured notes due 2030;
▪In July and August, repaid the $135.0 million balance outstanding as of June 30, 2020 under the Company’s $850.0 million unsecured revolving line of credit;

▪In August, prepaid the Company’s $250.0 million term loan due January 2021 and terminated the related interest rate swaps that had effectively fixed this variable rate loan; and
▪In September, prepaid the Company’s $100.0 million private placement notes due June 2021.
Following this activity, as of December 31, 2020, the Company holds no debt maturities until 2022, a fully undrawn $850.0 million unsecured revolving line of credit and approximately $891.5 million in total available liquidity, up from $877.1 million as of September 30, 2020, and $841.7 million as of December 31, 2019.
As of December 31, 2020, the Company had $1.8 billion of gross consolidated indebtedness with a weighted average contractual interest rate of 4.19% and a weighted average maturity of 5.9 years, up from 4.7 years as of December 31, 2019. The Company continues to benefit from substantial headroom relative to its debt covenants, including a debt service coverage ratio of 3.4x, well in excess of the 1.5x requirement under its debt agreements.
DIVIDEND
As previously announced on December 8, 2020, the Company’s board of directors declared a fourth quarter dividend for its outstanding Class A common stock of $0.06 per common share, up from the $0.05 per common share declared for the third quarter. The quarterly dividend of $0.06 per common share, which totaled $12.9 million, was paid on January 8, 2021, to Class A common stockholders of record on December 23, 2020.
The Company’s board of directors will continue to monitor financial performance and declare additional dividend payments to at least cover the Company’s minimum taxable distribution requirements, aiming to grow this quarterly dividend amount over time. During the calendar year 2020, the Company paid aggregate dividends of $81.6 million.
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company continues to make progress on the execution of its active expansion and redevelopment projects and invested $81.4 million during 2020 at Circle East, One Loudoun Downtown, Carillon, The Shoppes at Quarterfield and Southlake Town Square, with the vast majority of this investment related to the One Loudoun Downtown Pads G & H expansion project.
Active Projects
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner for the multi-family component of the mixed-use expansion of Pads G & H at One Loudoun Downtown located in the Washington, D.C. metropolitan statistical area (MSA), advanced work toward the planned spring opening of Pad G’s 99 multi-family rental units. Additionally, the Company has executed a contract with Vivint Smart Home for the installation and servicing of smart home technology for the multi-family rental units at Pads G & H, branded Vyne.
The Company also is working to complete interior finishes for Pad G’s 33,000 square feet of office space, branded One Endicott. As previously announced, this project received a Wired Certified Platinum rating, the highest rating possible, from WiredScore, confirming One Endicott as best-in-class across connectivity features. At Pad H’s 279 multi-family rental units, the Company and KETTLER continue drywall installation and other finishes.

The aggregate One Loudoun Downtown Pads G & H expansion project, which includes 378 multi-family rental units as well as 67,000 to 70,000 square feet of commercial GLA, remains on track to stabilize in Q2 – Q3 2022.
Circle East
During the quarter, the Company signed two leases for in-line space at its 80,000 square foot Circle East mixed-use project located in Towson, MD within the Baltimore MSA, bringing the project to 17% leased. Ethan Allen, one of the two anchor tenants for the project, opened on January 21, 2021, and Shake Shack, the other anchor tenant, plans to open in the near term.
Other Projects
During the quarter, as previously announced, the Company delivered space to ALDI at The Shoppes at Quarterfield, representing 37% of the project’s GLA. The Company has extended the aggregate targeted stabilization date for this redevelopment project to Q1 – Q2 2022 due to delays related to concession negotiation and construction with the other anchor tenant for this space. The project remains 100% leased.
Construction continues at the single-tenant pad development at Southlake Town Square with targeted stabilization in Q1 – Q2 2021.
Dispositions
During the first quarter of 2020, as previously reported, the Company completed the sale of one non-target, multi-tenant power center asset for $13.9 million.
Acquisitions
During the first quarter of 2020, as previously reported, the Company acquired the fee interest in an existing multi-tenant, community center retail property for a gross purchase price of $55.0 million. In connection with this acquisition, the Company also assumed the lessor position in a ground lease with a shadow anchor.
2021 GUIDANCE
Taking into account the current macroeconomic and public health outlook, among other factors and variables, the Company currently expects to generate net income attributable to common shareholders of $0.02 to $0.10 per diluted share in 2021. The Company also expects to generate Operating FFO attributable to common shareholders of $0.76 to $0.84 per diluted share in 2021 based, in part, on the following assumptions:
▪General and administrative expenses of $41 to $43 million; and
▪Acquisitions, property dispositions and capital markets transactions evaluated and executed opportunistically.
Additional factors influencing the 2021 guidance ranges include, among others:
▪Occupancy expectations;
▪Collectibility of lease income amounts deferred from 2020 that are due in 2021;
▪Collection of 2021 lease income amounts due from tenants accounted for on the cash basis of accounting, which aggregated 12% of ABR as of December 31, 2020, the population of which is subject to evaluation and adjustment each reporting period, and the impact of any such adjustment could be significant; and
▪Variability in non-cash items, including straight-line rent, which is largely dependent on changes to the aforementioned population of cash-basis tenants.

WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, February 17, 2021 at 11:00 AM (ET), to discuss its quarterly and full year financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on February 17, 2021, until midnight (ET) on March 3, 2021. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13713677.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of December 31, 2020, the Company owned 102 retail operating properties in the United States representing 20.0 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy, insolvency or general downturn in the business of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of London Interbank Offered Rate (LIBOR), real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, changes in the dividend policy for the Company’s Class A common stock, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and related impact on the Company’s estimated investments in such redevelopment, the Company’s ability to lease redeveloped space, the Company’s ability to identify and pursue redevelopment opportunities and the risk that it takes longer than expected for development assets to stabilize or that the Company does not achieve its estimated returns on such investments, the Company’s ability to enter into new leases or renew leases on favorable terms, pandemics or other public health crises, such as the COVID-19 pandemic, and the related impact on (i) the Company’s ability to manage its properties, finance its operations and perform necessary administrative and reporting functions and (ii) the ability of the Company’s tenants to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent and other charges as specified in their leases, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors,” which you should interpret as heightened as a result of the numerous and ongoing adverse impacts of COVID-19. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, including the adoption of available COVID-19 vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 101 retail operating properties acquired or placed in service and stabilized prior to January 1, 2019. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2019 and 2020, (ii) the multi-family rental units at Plaza del Lago, a redevelopment project that was placed in service during 2019, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during the three months ended March 31, 2020 in response to macroeconomic conditions due to the impact of the

COVID-19 pandemic. As of December 31, 2020, the Company had completed the current scope of site work preparation at the property in anticipation of future vertical development at the site, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) land held for future development, (viii) properties that were sold or held for sale during 2019 and 2020, and (ix) the net income from the Company’s wholly owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Vice President – Capital Markets and Investor Relations
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Investment properties:
Land	$1,075,037	$1,021,829
Building and other improvements	3,590,495	3,544,582
Developments in progress	188,556	113,353
	4,854,088	4,679,764
Less: accumulated depreciation	(1,514,440)	(1,383,274)
Net investment properties (includes $74,314 and $12,445 from consolidated variable interest entities, respectively)	3,339,648	3,296,490

Cash and cash equivalents	41,785	9,989
Accounts receivable, net	73,983	73,832
Acquired lease intangible assets, net	66,799	79,832
Right-of-use lease assets	42,768	50,241
Other assets, net (includes $354 and $164 from consolidated variable interest entities, respectively)	72,220	75,978
Total assets	$3,637,203	$3,586,362

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized discount of $(450) and $(493), respectively, and unamortized capitalized loan fees of $(192) and $(256), respectively)	$91,514	$94,155
Unsecured notes payable, net (includes unamortized discount of $(6,473) and $(616), respectively, and unamortized capitalized loan fees of $(7,527) and $(3,137), respectively)	1,186,000	796,247
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,441) and $(3,477), respectively)	467,559	716,523
Unsecured revolving line of credit	—	18,000
Accounts payable and accrued expenses	78,692	78,902
Distributions payable	12,855	35,387
Acquired lease intangible liabilities, net	61,698	63,578
Lease liabilities	84,628	91,129
Other liabilities (includes $3,890 and $1,707 from consolidated variable interest entities, respectively)	72,127	56,368
Total liabilities	2,055,073	1,950,289

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,168 and 213,600 shares issued and outstanding as of December 31, 2020 and 2019, respectively	214	214
Additional paid-in capital	4,519,522	4,510,484
Accumulated distributions in excess of earnings	(2,910,383)	(2,865,933)
Accumulated other comprehensive loss	(31,730)	(12,288)
Total shareholders' equity	1,577,623	1,632,477
Noncontrolling interests	4,507	3,596
Total equity	1,582,130	1,636,073
Total liabilities and equity	$3,637,203	$3,586,362

Retail Properties of America, Inc.
Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Lease income	$107,187	$120,817	$430,043	$481,686

Expenses:
Operating expenses	17,166	17,493	64,043	68,396
Real estate taxes	16,727	17,727	72,896	73,247
Depreciation and amortization	40,305	40,964	165,974	194,573
Provision for impairment of investment properties	—	1,121	2,625	12,298
General and administrative expenses	12,511	10,303	38,681	40,489
Total expenses	86,709	87,608	344,219	389,003

Other (expense) income:
Interest expense	(20,151)	(16,694)	(78,498)	(76,571)
Gain on sales of investment properties	1,352	—	1,352	18,872
Gain on litigation settlement	—	—	6,100	—
Other income (expense), net	170	(343)	(207)	(2,587)
Net income	1,849	16,172	14,571	32,397
Net income attributable to noncontrolling interests	—	—	—	—
Net income attributable to common shareholders	$1,849	$16,172	$14,571	$32,397

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.01	$0.08	$0.07	$0.15

Weighted average number of common shares outstanding – basic	213,386	212,996	213,331	212,948

Weighted average number of common shares outstanding – diluted	213,532	213,627	213,331	213,198

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income attributable to common shareholders	$1,849	$16,172	$14,571	$32,397
Depreciation and amortization of real estate (a)	39,974	40,623	164,631	193,183
Provision for impairment of investment properties	—	1,121	2,625	12,298
Gain on sales of investment properties	(1,352)	—	(1,352)	(18,872)
FFO attributable to common shareholders	$40,471	$57,916	$180,475	$219,006

FFO attributable to common shareholders per common share outstanding – diluted	$0.19	$0.27	$0.85	$1.03

FFO attributable to common shareholders	$40,471	$57,916	$180,475	$219,006
Impact on earnings from the early extinguishment of debt, net	1,184	—	4,648	7,581
Gain on litigation settlement	—	—	(6,100)	—
Other (b)	—	585	996	3,106
Operating FFO attributable to common shareholders	$41,655	$58,501	$180,019	$229,693

Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.20	$0.27	$0.84	$1.08

Weighted average number of common shares outstanding – diluted	213,532	213,627	213,331	213,198

(a)Includes $26,330 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of existing structures at the Company’s Carillon redevelopment during the year ended December 31, 2019.
(b)Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included within “Other income (expense), net” in the consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	Per Share Guidance Range Full Year 2021
	Low	High

Net income attributable to common shareholders	$0.02	$0.10
Depreciation and amortization of real estate	0.74	0.74
Gain on sales of investment properties	—	—
FFO attributable to common shareholders	$0.76	$0.84

Other	—	—
Operating FFO attributable to common shareholders	$0.76	$0.84

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income attributable to common shareholders	$1,849	$16,172	$14,571	$32,397
Adjustments to reconcile to Same Store NOI:
Gain on sales of investment properties	(1,352)	—	(1,352)	(18,872)
Gain on litigation settlement	—	—	(6,100)	—
Depreciation and amortization	40,305	40,964	165,974	194,573
Provision for impairment of investment properties	—	1,121	2,625	12,298
General and administrative expenses	12,511	10,303	38,681	40,489
Interest expense	20,151	16,694	78,498	76,571
Straight-line rental income, net	920	(1,836)	2,132	(4,533)
Amortization of acquired above and below market lease intangibles, net	(1,445)	(914)	(5,413)	(5,429)
Amortization of lease inducements	613	371	2,258	1,329
Lease termination fees, net	(162)	(273)	(761)	(2,024)
Non-cash ground rent expense, net	212	333	969	1,356
Other (income) expense, net	(170)	343	207	2,587
NOI	73,432	83,278	292,289	330,742
NOI from Other Investment Properties	(1,168)	(1,721)	(4,446)	(6,590)
Same Store NOI	$72,264	$81,557	$287,843	$324,152